SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT

                                AMENDMENT NO. 1


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 JUNE 25, 1997


                                 MAUI USA INC.
              (Exact Name of Registrant as Specified in Charter)


            NEVADA             33-55254-34          87-0485322
       (State or Other       (Commission File    (I.R.S. Employer
       Jurisdiction of           Number)          Identification
        Incorporation)                                Number)


           505 FRONT STREET, SUITE 233, LAHAINA, MAUI, HAWAII 96761
            (Address of Principal Executive Offices)    (Zip Code)

                   Registrant's telephone number, including
                          area code:  (808) 667-0647
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The Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated May 9, 1997, as set forth in the pages attached hereto.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)    Previous independent accountants

(i) On May 9, 1997, due to the closing of their Honolulu office, Price Waterhouse LLP declined to stand for re-election as the independent accountants for Maui USA Inc.

(ii) The reports of Price Waterhouse LLP on the financial statements for the past two fiscal years contained no adverse opinions or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that the report on the financial statements for the year ended December 31, 1995 contained an explanatory paragraph expressing substantial doubt about the entity's ability to continue as a going concern.

(iii)  Not Applicable.

(iv) In connection with its audits for the two most recent fiscal years and through May 9, 1997, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(v) The Registrant has requested that Price Waterhouse LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 25, 1997, is filed as Exhibit 16.1 to this Form 8-K.

(b)    New independent accountants

(i) The Registrant engaged Coopers & Lybrand LLP as its new independent accountants as of May 9, 1997.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Not applicable

          (b)  Not applicable.

          (c)  The following exhibits are filed with this report:

Exhibit Number           Description

       16.1              Letter from Price Waterhouse LLP dated June 25, 1997.
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                                  SIGNATURES


     In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: June 25, 1997          MAUI USA INC.



                              By: /s/ Myron O. Kirkeby
                                  --------------------
                                  Myron O. Kirkeby
                                  President, Chief Executive
                                  Officer and Treasurer
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                                 EXHIBIT INDEX


Exhibit Number           Description

     16.1                Letter from Price Waterhouse LLP dated June 25, 1997
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